EX-33.5
Two North LaSalle Street
Suite 800
Chicago, Illinois 60602
TEL 312.346.5680
FAX 312.346.6669

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REAL ESTATE INVESTMENT BANKING


REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE SECURITIES
AND EXCHANGE COMMISSION'S REGULATION AB SERVICING CRITERIA

For the calendar year ending December 31, 2007, CFC Transactions LLC ("Cohen Financial") has been a Sub-Servicer for certain mortgage loans on behalf of Capmark Finance, Inc. (the "Master Servicer").

Management of Cohen Financial is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission for commercial mortgage backed security transactions for which it provides sub-servicing on behalf of the Master Servicer (the "Platform"), except for the criteria set forth in Sections 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D),
1122(d)(4)(iii), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), and
1122(d)(4)(xiv), which Cohen Financial has determined are not applicable to the servicing activities performed by it with respect to the Platform (the "Applicable Servicing Criteria"), as of and for the year ended December 31, 2007 ("Reporting Period").

Management of Cohen Financial has assessed its compliance with the Applicable Servicing Criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission as of and for the year ended December 31, 2007.

Based on such assessment, management believes that as of and for the year ended December 31, 2007, Cohen Financial has complied in all material respects with the Applicable Servicing Criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2007.



/s/ Timothy A. Mazzetti
Timothy A. Mazzetti
Executive Vice President
3/7/08
Date


/s/ Dean M. Wheeler
Dean M. Wheeler
Managing Director
3/7/08
Date


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